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                                                                    EXHIBIT 23.3

The Board of Directors
724 Solutions Inc.

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts", "Summary Consolidated Financial Information" and "Selected Consolidated Financial Data" in the prospectus.

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
Toronto, Canada                                                                 /s/ KPMG LLP
October 29, 1999                                                         -------------------
                                                                                    KPMG LLP
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